EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES SECOND QUARTER 2022 RESULTS
- Second Quarter 2022 Revenue Grew 94% Year-Over-Year to $232.5 Million -
- Second Quarter 2022 Organic Revenue Growth(1) of 24% -
TAMPA, FLORIDA - August 9, 2022 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm delivering tailored insurance solutions, today announced its results for the second quarter ended June 30, 2022.
SECOND QUARTER 2022 HIGHLIGHTS AND SUBSEQUENT EVENTS
•Revenue increased 94% year-over-year to $232.5 million
•Pro Forma Revenue(2) grew 100% year-over-year to $239.9 million
•Organic Revenue Growth was 24% year-over-year
•“MGA of the Future” organic revenue grew 70% year-over-year
•GAAP net income of $16.6 million and GAAP earnings per fully diluted share of $0.14
•Adjusted Net Income(3) of $26.2 million, or $0.23(3) per fully diluted share
•Adjusted EBITDA(4) grew 112% to $42.5 million
•Adjusted EBITDA Margin(4) of 18%
•Pro Forma Adjusted EBITDA(5) of $42.9 million and Pro Forma Adjusted EBITDA Margin(5) of 18%
•Subsequent to June 30, 2022, closed one Partner acquisition that generated total revenue(6) of approximately $11.4 million for the 12-month period pre-acquisition
“It was an outstanding second quarter for BRP Group, as we nearly doubled revenue and adjusted net income on a year-over-year basis. We delivered industry leading organic growth of 24%, including double digit organic growth in all four segments, which was led by accelerating growth in both the MGA of the Future and MainStreet,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “In April, we also completed the acquisition of Westwood Insurance Agency - our largest Partnership to date - which had a very strong quarter as a part of the BRP family. As we look ahead into the back half of the year, we remain confident that the business is well-positioned for continued outperformance.”
LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2022, cash and cash equivalents were $183.4 million and there was $1.4 billion of long-term debt principal amount outstanding under the Company's credit facility. The Company had remaining availability for borrowing of $75.0 million under its revolving credit facility.

SIX MONTHS 2022 RESULTS
•Revenue increased 74% year-over-year to $475.3 million
•Pro Forma Revenue grew 82% year-over-year to $503.1 million
•Organic Revenue Growth of 20% year-over-year
•“MGA of the Future” revenue grew 57%
•GAAP net income of $61.4 million and GAAP earnings per fully diluted share of $0.53
•Adjusted Net Income of $83.7 million, or $0.73 per fully diluted share
•Adjusted EBITDA grew 57% to $115.4 million
•Adjusted EBITDA Margin of 24%
•Pro Forma Adjusted EBITDA of $121.1 million and Pro Forma Adjusted EBITDA Margin of 24%
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss second quarter 2022 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP Group represents over 1,200,000 Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Organic Revenue for the three and six months ended June 30, 2021 used to calculate Organic Revenue Growth for the three and six months ended June 30, 2022 was $119.6 million and $272.5 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and six months ended June 30, 2022. Organic Revenue and Organic Revenue Growth are non-GAAP measures. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(3)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciliation of Adjusted Diluted EPS to diluted earnings per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(4)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(6)    Represents the aggregate revenues of Partners acquired during the relevant period presented, for the most recent trailing twelve-month period prior to acquisition by the Company, in each case, at the time the due diligence was concluded based on a quality of earnings review and not an audit.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2021, and in BRP Group’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com
PRESS
Rachel DeAngelo, Communications Manager
Baldwin Risk Partners
(813) 387-6842 | rdeangelo@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenues:
Commissions and fees	$232,460	$119,706	$475,308	$272,534

Operating expenses:
Commissions, employee compensation and benefits	172,848	89,065	326,598	178,440
Other operating expenses	40,770	19,537	77,212	36,412
Amortization expense	19,170	10,742	36,732	21,279
Change in fair value of contingent consideration	(26,872)	13,325	(32,504)	11,822
Depreciation expense	1,105	573	2,093	1,167
Total operating expenses	207,021	133,242	410,131	249,120

Operating income (loss)	25,439	(13,536)	65,177	23,414

Other income (expense):
Interest expense, net	(14,632)	(5,848)	(24,982)	(11,491)
Other income (expense), net	5,786	(1,057)	21,237	(1,057)
Total other expense	(8,846)	(6,905)	(3,745)	(12,548)

Net income (loss)	16,593	(20,441)	61,432	10,866
Less: net income (loss) attributable to noncontrolling interests	7,951	(10,348)	29,921	5,653
Net income (loss) attributable to BRP Group, Inc.	$8,642	$(10,093)	$31,511	$5,213

Comprehensive income (loss)	$16,593	$(20,441)	$61,432	$10,866
Comprehensive income (loss) attributable to noncontrolling interests	7,951	(10,348)	29,921	5,653
Comprehensive income (loss) attributable to BRP Group, Inc.	8,642	(10,093)	31,511	5,213

Basic earnings (loss) per share	$0.15	$(0.23)	$0.56	$0.12
Diluted earnings (loss) per share	$0.14	$(0.23)	$0.53	$0.11
Weighted-average shares of Class A common stock outstanding - basic	56,270,491	44,671,308	55,996,668	44,464,312
Weighted-average shares of Class A common stock outstanding - diluted	59,858,816	44,671,308	59,354,168	46,160,474

BRP GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$183,402	$138,292
Restricted cash	100,529	89,445
Premiums, commissions and fees receivable, net	427,351	340,837
Prepaid expenses and other current assets	13,533	8,151
Due from related parties	1,715	1,668
Total current assets	726,530	578,393
Property and equipment, net	22,756	17,474
Right-of-use assets	86,374	81,646
Other assets	34,316	25,586
Intangible assets, net	1,125,388	944,467
Goodwill	1,415,281	1,228,741
Total assets	$3,410,645	$2,876,307
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$366,217	$310,045
Producer commissions payable	56,138	41,833
Accrued expenses and other current liabilities	104,330	92,223
Related party notes payable	—	61,500
Current portion of contingent earnout liabilities	43,615	35,088
Total current liabilities	570,300	540,689
Revolving line of credit	525,000	35,000
Long-term debt, less current portion	812,080	814,614
Contingent earnout liabilities, less current portion	166,381	223,501
Operating lease liabilities, less current portion	76,999	71,357
Other liabilities	—	3,590
Total liabilities	2,150,760	1,688,751
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	350	269
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 60,122,842 and 58,602,859 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	601	586
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 55,442,435 and 56,338,051 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	6	6
Additional paid-in capital	683,331	663,002
Accumulated deficit	(23,481)	(54,992)
Stockholder notes receivable	(131)	(219)
Total stockholders’ equity attributable to BRP Group, Inc.	660,326	608,383
Noncontrolling interest	599,209	578,904
Total stockholders’ equity	1,259,535	1,187,287
Total liabilities, mezzanine equity and stockholders’ equity	$3,410,645	$2,876,307

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income	$61,432	$10,866
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	38,825	22,446
Change in fair value of contingent consideration	(32,504)	11,822
Share-based compensation expense	17,677	8,087
Amortization of deferred financing costs	2,474	1,443
Change in fair value of interest rate caps	(21,269)	825
Other fair value adjustments	—	94
Payment of contingent earnout consideration in excess of purchase price accrual	(47,803)	(602)
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(78,365)	(52,357)
Prepaid expenses and other current assets	(10,061)	(2,085)
Due to/from related parties	(47)	84
Right-of-use assets	(4,116)	(57,816)
Accounts payable, accrued expenses and other current liabilities	63,763	47,436
Operating lease liabilities	5,353	59,176
Net cash provided by (used in) operating activities	(4,641)	49,419
Cash flows from investing activities:
Cash consideration paid for business combinations, net of cash received	(377,299)	(24,276)
Cash consideration paid for asset acquisitions, net of cash received	(3,356)	(1,575)
Capital expenditures	(8,565)	(1,756)
Investment in business venture	(675)	—
Net cash used in investing activities	(389,895)	(27,607)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(43,184)	(828)
Proceeds from revolving line of credit	495,000	20,000
Payments on revolving line of credit	(5,000)	—
Proceeds from long-term debt	—	97,914
Payments on long-term debt	(4,254)	(1,000)
Payments of debt issuance costs	(1,565)	(634)
Proceeds from the sale of interest rate caps	19,038	—
Tax distributions to BRP LLC members	(9,393)	—
Purchase of interest rate caps	—	(3,461)
Proceeds from repayment of stockholder notes receivable	88	159
Net cash provided by financing activities	450,730	112,150
Net increase in cash and cash equivalents and restricted cash	56,194	133,962
Cash and cash equivalents and restricted cash at beginning of period	227,737	142,022
Cash and cash equivalents and restricted cash at end of period	$283,931	$275,984

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin and adjusted net cash provided by operating activities ("free cash flow") are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income), diluted earnings (loss) per share (for Adjusted Diluted EPS) or net cash provided by (used in) operating activities (for adjusted net cash provided by operating activities ), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, Inc. or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level. Reconciliation of guidance regarding Adjusted EBITDA margin to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from Adjusted EBITDA, the non-GAAP metric from which Adjusted EBITDA margin is derived; in particular, the measures and effects of share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs, including those related to raising capital.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;

•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2021 are excluded from Organic Revenue for 2021. However, after June 1, 2022, results from June 1, 2021 to December 31, 2021 for such Partners are compared to results from June 1, 2022 to December 31, 2022 for purposes of calculating Organic Revenue Growth in 2022. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
We calculate adjusted net cash provided by operating activities because we hold fiduciary cash designated for our Insurance Company partners on behalf of our clients and incur substantial earnout liabilities in conjunction with its Partnership strategy. Adjusted net cash provided by operating activities is calculated as net cash provided by (used in) operating activities excluding: (i) the impact of the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that adjusted net cash provided by operating activities is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2022	2021(1)	2022	2021(1)
Commissions and fees	$232,460	$119,706	$475,308	$272,534

Net income (loss)	$16,593	$(20,441)	$61,432	$10,866
Adjustments to net income (loss):
Amortization expense	19,170	10,742	36,732	21,279
Change in fair value of contingent consideration	(26,872)	13,325	(32,504)	11,822
Interest expense, net	14,632	5,848	24,982	11,491
Change in fair value of interest rate caps	(5,459)	825	(21,269)	825
Share-based compensation	10,113	4,545	17,677	8,087
Transaction-related Partnership expenses	9,208	3,225	17,424	5,670
Depreciation expense	1,105	573	2,093	1,167
Severance	653	—	875	—
Other(2)	3,341	1,412	7,974	2,271
Adjusted EBITDA	$42,484	$20,054	$115,416	$73,478
Adjusted EBITDA Margin	18%	17%	24%	27%
__________
(1)    We revised operating expenses for the three and six months ended June 30, 2021 to reflect the adoption of Topic 842 as described further in our Quarterly Report of Form 10-Q filed with the SEC on August 9, 2022. This adjustment affected net income (loss) and Adjusted EBITDA values.
(2)    Other addbacks to Adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, remediation efforts, professional fees and litigation costs, and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue and Organic Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2022	2021	2022	2021
Commissions and fees	$232,460	$119,706	$475,308	$272,534
Partnership commissions and fees(1)	(84,186)	(51,893)	(148,963)	(143,108)
Organic Revenue	$148,274	$67,813	$326,345	$129,426
Organic Revenue Growth(2)	$28,630	$16,482	$53,811	$23,929
Organic Revenue Growth %(2)	24%	32%	20%	23%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three and six months ended June 30, 2021 used to calculate Organic Revenue Growth for the three and six months ended June 30, 2022 was $119.6 million and $272.5 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and six months ended June 30, 2022.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2022	2021(1)(2)	2022	2021(1)(2)
Net income (loss) attributable to BRP Group, Inc.	$8,642	$(10,093)	$31,511	$5,213
Net income (loss) attributable to noncontrolling interests	7,951	(10,348)	29,921	5,653
Amortization expense	19,170	10,742	36,732	21,279
Change in fair value of contingent consideration	(26,872)	13,325	(32,504)	11,822
Change in fair value of interest rate caps	(5,459)	825	(21,269)	825
Share-based compensation	10,113	4,545	17,677	8,087
Transaction-related Partnership expenses	9,208	3,225	17,424	5,670
Amortization of deferred financing costs	1,188	750	2,474	1,443
Depreciation	1,105	573	2,093	1,167
Severance	653	—	875	—
Other(3)	3,341	1,412	7,974	2,271
Adjusted pre-tax income	29,040	14,956	92,908	63,430
Adjusted income taxes(4)	2,875	1,481	9,198	6,280
Adjusted Net Income	$26,165	$13,475	$83,710	$57,150

Weighted-average shares of Class A common stock outstanding - diluted	59,859	44,671	59,354	46,160
Dilutive effect of unvested restricted shares of Class A common stock	—	1,862	—	—
Exchange of Class B shares(5)	55,864	49,600	56,065	49,694
Adjusted dilutive weighted-average shares outstanding	115,723	96,133	115,419	95,854

Adjusted Diluted EPS	$0.23	$0.14	$0.73	$0.60

Diluted earnings (loss) per share	$0.14	$(0.23)	$0.53	$0.11
Effect of exchange of Class B shares and net income (loss) attributable to noncontrolling interests per share	—	0.02	—	—
Other adjustments to earnings (loss) per share	0.11	0.37	0.28	0.56
Adjusted income taxes per share	(0.02)	(0.02)	(0.08)	(0.07)
Adjusted Diluted EPS	$0.23	$0.14	$0.73	$0.60
___________
(1)    We revised operating expenses for the three and six months ended June 30, 2021 to reflect the adoption of Topic 842 as described further in our Quarterly Report of Form 10-Q filed with the SEC on August 9, 2022. This adjustment affected net income (loss) attributable to BRP Group, Inc. and Adjusted Net Income values as well as diluted earnings per share and Adjusted Diluted EPS.
(2)    Calculation was adjusted in the fourth quarter of 2021 to include depreciation. Prior year amounts have been conformed to current year presentation.
(3)    Other addbacks to Adjusted Net Income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, remediation efforts, professional fees and litigation costs, and bonuses.
(4)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(5)    Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue and Pro Forma Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2022	2021	2022	2021
Commissions and fees	$232,460	$119,706	$475,308	$272,534
Revenue for Partnerships in the unowned period(1)	7,452	489	27,750	3,714
Pro Forma Revenue	$239,912	$120,195	$503,058	$276,248
Pro Forma Revenue Growth	$119,717	$64,374	$226,810	$142,343
Pro Forma Revenue Growth %	100%	115%	82%	106%
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(1)    The adjustments for the three and six months ended June 30, 2022 reflect commissions and fees revenue for Westwood Insurance Agency and Venture Captive Management, LLC as if the Company had acquired the Partners on January 1, 2022. The adjustments for the three months ended June 30, 2021 reflect commissions and fees revenue for Tim Altman, Inc. (operating as "Only Medicare Solutions"), Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. The adjustments for the six months ended June 30, 2021 reflect commissions and fees revenue for LeaseTrack Services LLC/Effective Coverage LLC, Riley Financial, Inc. (operating as "Medicare Help Now"), Only Medicare Solutions, Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2022	2021(1)	2022	2021(1)
Pro Forma Revenue	$239,912	$120,195	$503,058	$276,248

Net income (loss)	16,593	(20,441)	61,432	10,866
Net income (loss) for Partnerships in the unowned period(2)	(840)	76	(1,062)	1,571
Pro Forma Net Income (Loss)	15,753	(20,365)	60,370	12,437
Adjustments to Pro Forma Net Income (Loss):
Amortization expense	20,119	10,773	40,450	21,530
Change in fair value of contingent consideration	(26,872)	13,325	(32,504)	11,822
Interest expense, net	14,956	5,848	27,976	11,491
Change in fair value of interest rate caps	(5,459)	825	(21,269)	825
Share-based compensation	10,113	4,545	17,677	8,087
Transaction-related Partnership expenses	9,208	3,225	17,424	5,670
Depreciation expense	1,105	573	2,093	1,167
Severance	653	—	875	—
Other	3,341	1,412	7,974	2,271
Pro Forma Adjusted EBITDA	$42,917	$20,161	$121,066	$75,300
Pro Forma Adjusted EBITDA Margin	18%	17%	24%	27%
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(1)    We revised operating expenses for the three and six months ended June 30, 2021 to reflect the adoption of Topic 842 as described further in our Quarterly Report of Form 10-Q filed with the SEC on August 9, 2022. This adjustment affected net income (loss) and Adjusted EBITDA values.
(2)    The adjustments for the three and six months ended June 30, 2022 reflect net income (loss) for Westwood Insurance Agency and Venture Captive Management, LLC as if the Company had acquired the Partners on January 1, 2022. The adjustments for the three months ended June 30, 2021 reflect net income (loss) for Only Medicare Solutions, Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. The adjustments for the six months ended June 30, 2021 reflect net income (loss) for LeaseTrack Services LLC/Effective Coverage LLC, Medicare Help Now, Only Medicare Solutions, Seniors’ Insurance Services of Washington, Inc. and Mid-Continent Companies, Ltd./Mid-Continent Securities Ltd. as if the Company had acquired the Partners on January 1, 2021. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.
Adjusted Net Cash Provided by Operating Activities ("Free Cash Flow")
The following table reconciles adjusted net cash provided by operating activities to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Six Months Ended June 30,
(in thousands)	2022	2021
Net cash provided by (used in) operating activities	$(4,641)	$49,419
Adjustments to net cash provided by (used in) operating activities:
Change in premiums, commissions and fees receivable	78,365	52,357
Change in accounts payable, accrued expenses and other current liabilities	(63,763)	(47,436)
Payment of contingent earnout in excess of purchase price accrual	47,803	602
Adjusted net cash provided by operating activities	$57,764	$54,942

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:
Amended LLC Agreement    Third Amended and Restated Limited Liability Company Agreement of Baldwin Risk Partners, LLC, as amended
Clients    Our insureds
Colleagues    Our employees
GAAP    Accounting principles generally accepted in the United States of America
Partners    Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships    Strategic acquisitions made by the Company
SEC    U.S. Securities and Exchange Commission
Topic 842    Accounting Standards Codification Topic 842, Leases